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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. on Form S-3, of our report dated February 16, 1996, on our audits of the consolidated financial statements of GEICO Corporation and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference into the Current Report on Form 8-K of Berkshire Hathaway Inc. filed March 27, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



Coopers & Lybrand L.L.P.
Washington, D.C.
April 1, 1996